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                                                                    Exhibit 11.1


                   SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
               COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE
                                 (Unaudited)


                                                       Three Months Ended                      Six Months Ended
                                                          September 30,                          September 30,
                                                 ----------------------------          ----------------------------
                                                    1996              1995               1996               1995
                                                 ---------         ----------          ---------         ----------
Net income (loss)                                $(533,000)        $1,788,000          $(789,000)        $3,403,000
                                                 =========         ==========          =========         ==========
Shares as adjusted:
 Average number of shares
   outstanding                                   4,288,277          4,195,712          4,275,903          4,186,938
 Incremental shares
   from outstanding stock
   options as determined
   under the treasury stock
   method, using the
   average market price                               -- *             95,060               -- *             71,865

Shares as adjusted                               4,288,277          4,290,772          4,275,903          4,258,803
                                                 =========         ==========          =========         ==========
Primary earnings (loss) per share                   $ (.12)            $  .42             $ (.18)            $  .80
                                                 =========         ==========          =========         ==========





* No incremental shares from outstanding stock options are included as they would be anti-dilutive.




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